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KonaRed Corporation Renews
Agreement With Hawaii-Based
Paradise Beverages to Distribute
KonaRed Original and Green Tea
Products to Whole Foods, Wal-Mart,
Foodland, and 7-Eleven Stores
Throughout Hawaii

March 3, 2014. Koloa, Hawaii - KonaRed Corporation (www.KonaRed.com ) (OTCBB: KRED), through its partnership with Splash Beverage Group, announced today that it has renewed its agreement with Paradise Beverages (www.ParadiseBeverages.com) to distribute both 10.5oz KonaRed Original and 10.5oz KonaRed Green Tea to retailers throughout Hawaii, including Whole Foods, Wal-Mart, Foodland, 7-Eleven, ABC Stores, Aloha Island Marts, Times Supermarkets, and commissaries in Hawaii operated by the Defense Commissary Agency, among many others. Paradise Beverages is a beverage and liquor distributor based in Waipahu, Hawaii and is the Hawaii distributor for Coors, Heineken, Corona, and Miller products, to name just a few. The announcement was made today by Mr. Shaun Roberts, CEO of KonaRed Corporation.

KonaRed and Paradise Beverages have been working together since 2011, placing KonaRed products in front of more than a million consumers in more than 400 retail locations in Hawaii. Concurrent with today’s announcement, Whole Foods, Wal-Mart, Foodland, 7-Eleven, Aloha Island Marts, and Times Supermarkets will join ABC Stores and the commissaries as the newest retailers to begin carrying KonaRed Green Tea.

“Paradise Beverages is a top-notch organization, and we are very excited to continue our working relationship with them. They have helped us successfully penetrate the Hawaiian market and are confident in the critical role they will play as we bring new products to market,” stated Mr. Roberts.

About KonaRed Corporation KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces antioxidant extracts and powders from Hawaiian Coffee Fruit which are used in its Antioxidant Juices, Organic Green Teas, and On-the-Go Packs. The company is headquartered in Koloa, Hawaii, and its products are sold in select Whole Foods, Safeway, Sprouts, Wal-Mart, 7-Eleven, and many other retail outlets throughout the US and Canada. For Investor Relations information about the company, contact IR@KonaRed.com. For Media Inquiries, contact PR@KonaRed.com.

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of KonaRed to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

KonaRed assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the SEC. There may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement The Company assumes no obligation to update any forward- looking statements as a result of new information, future events or developments, except as required by securities laws. You are urged to consider these factors carefully in evaluating the forward- looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and the Company’s other disclosure documents filed from time-to-time with the SEC at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

Contact: KonaRed Corporation Investor Relations
Email: IR@KonaRed.com
Website: www.KonaRed.com